AMENDED AND RESTATED CUSTODY AGREEMENT
THIS AMENDED AND RESTATED CUSTODY AGREEMENT (the “Agreement”) is made and entered into effective as of April 1, 2021 by and among each management investment company identified on Exhibit B attached hereto (each a “Company”), severally and not jointly, each Company acting for and on behalf of such series as are currently authorized and issued by the Company and may be authorized and issued by the applicable Company in the future subsequent to the date of this Agreement and listed on Exhibit B (each such series a “Fund”) Company, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).
WHEREAS this Agreement supersedes and replaces in its entirety the custody agreements entered into by and between certain Companies and the Custodian, as set out in Exhibit C.
WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company or as an open-end management investment company, that is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and
WHEREAS, the Custodian is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act; and
WHEREAS, the Company desires to retain the Custodian to act as custodian of the cash and securities of the Company and if applicable for each series of the Company listed on Exhibit B hereto (as amended from time to time) (each a “Fund”); and
WHEREAS, the Board of Trustees of the Company has delegated to the Custodian the responsibilities set forth in Rule 17f-5(c) under the 1940 Act and the Custodian is willing to undertake the responsibilities and serve as the foreign custody manager for the Company.
NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:
1.01    “Authorized Person” means any Officer or person who has been designated as such by written notice and named in Exhibit A and delivered to the Custodian by the Company, or if the Company has notified the Custodian in writing that it has an authorized investment manager or other agent, delivered to the Custodian by the Company’s investment advisor or other agent. Such Officer or person shall continue to be an Authorized Person until such time as the

Custodian receives Written Instructions from the Company or the Company’s investment advisor or other agent that any such person is no longer an Authorized Person.
1.02    “Board of Trustees” shall mean the trustees from time to time serving under the Company’s declaration of trust, as amended from time to time.
1.03    “Book-Entry System” shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.
1.04    “Business Day” shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Company computes the net asset value of Shares of the Company and a Fund.
1.05    “Eligible Foreign Custodian” has the meaning set forth in Rule 17f-5(a)(1), including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.
1.06    “Eligible Securities Depository” has the meaning set forth in Rule 17f-7(b)(1) under the 1940 Act.
1.07    “Foreign Securities” means any investments of the Company and a Fund (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to affect such Fund’s transactions in such investments.
1.08    “Custody Account” shall mean any of the accounts in the name of the Company, which is provided for in Section 3.2 below.
1.09    “IRS” shall mean the Internal Revenue Service.
1.10    “FINRA” shall mean the Financial Industry Regulatory Authority, Inc.
1.11    “Officer” shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company.
1.12    “Proper Instructions” shall mean Written Instructions.
1.13    “SEC” shall mean the U.S. Securities and Exchange Commission.
1.14    “Securities” shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian or its agents have the facilities to clear and service.
1.15    “Securities Depository” shall mean The Depository Trust Company and any other clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.
1.16    “Shares” shall mean, with respect to the Company and a Fund, the units of beneficial interest issued by the Company on account of itself or on account of the Fund.
1.17    “Sub-Custodian” shall mean and include (i) any branch of a “U.S. bank,” as that term is defined in Rule 17f-5 under the 1940 Act, and (ii) any “Eligible Foreign Custodian” having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Company and a Fund based on the standards specified in Section 3.3 below. Such contract shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Company and a Fund will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Foreign Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Foreign Securities will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Company or a Fund or as being held by a third party for the benefit of the Company or the Fund; (v) that the Company’s or the Fund’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Company or the Fund will receive periodic reports with respect to the safekeeping of the Company’s or the Fund’s assets, including, but not limited to, notification of any transfer to or from the Company’s or the a Fund's account or a third party account containing assets held for the benefit of the Company or the Fund. Such contract may contain, in lieu of any or all of the provisions specified in (i)(vi) above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Company and a Fund assets as the specified provisions.
1.18    “Written Instructions” shall mean (i) written communications received by the Custodian and signed by an Authorized Person, (ii) communications by facsimile or Internet electronic e-mail or any other such system from one or more persons from an Authorized Person.

ARTICLE II.
APPOINTMENT OF CUSTODIAN
2.01    Appointment. The Company hereby appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Company or the Company and a Fund at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The Company hereby delegates to the Custodian, subject to Rule 17f-5(b), the responsibilities with respect to the Company’s or the Fund’s Foreign Securities, and the Custodian hereby accepts such delegation as foreign custody manager with respect to the Company or the Fund. The services and duties of the Custodian shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder.
2.02    Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the Company:
(a)    A copy of the Company’s declaration of trust, certified by the Secretary;
(b)    A copy of the Company’s bylaws, certified by the Secretary;
(c)    A copy of the resolution of the Board of Trustees of the Company appointing the Custodian, certified by the Secretary;
(d)    A copy of the current prospectuses of the Company and a Fund (the “Prospectus”);
(e)    A certification of the Chairman or the President and the Secretary of the Company setting forth the names and signatures of the current Officers of the Company and other Authorized Persons; and
(f)    An executed authorization required by the Shareholder Communications Act of 1985, attached hereto as Exhibit E.

2.03    Notice of Appointment of Transfer Agent. The Company agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of the Company and a Fund.
ARTICLE III.
CUSTODY OF CASH AND SECURITIES
3.01    Segregation. All Securities and non-cash property held by the Custodian for the account of the Company and a Fund (other than Securities maintained in a Securities Depository, Eligible Securities Depository or Book-Entry System) shall be physically segregated from other

Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other series of the Company, if applicable) and shall be identified as subject to this Agreement.
3.02    Custody Accounts. As to the Company and a Fund, the Custodian shall open and maintain in its trust department a custody account in the name of the Company or if applicable coupled with the name of the Company and a Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of the Company or such Company and a Fund which are delivered to it.
3.03    Appointment of Agents.
(a)    In its discretion, the Custodian may appoint one or more Sub-Custodians to establish and maintain arrangements with (i) Eligible Securities Depositories or (ii) Eligible Foreign Custodians who are members of the Sub-Custodian’s network to hold Securities and cash of the Company and a Fund and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Company and Fund shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement. The Custodian shall be liable for the actions of any Sub-Custodians (regardless of whether assets are maintained in the custody of a Sub-Custodian, a member of its network or an Eligible Securities Depository) appointed by it as if such actions had been done by the Custodian.
(b)    If, after the initial appointment of Sub-Custodians by the Board of Trustees in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Company and a Company and a Fund, it will so notify the Company and make the necessary determinations as to any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act.
(c)    In performing its delegated responsibilities as foreign custody manager to place or maintain the Fund’s assets with a Sub-Custodian, the Custodian will determine that the Fund’s assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Fund’s assets will be held by that Sub-Custodian, after considering all factors relevant to safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).
(d)    The agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2) under the 1940 Act.
(e)    At the end of each calendar quarter, the Custodian shall provide written reports notifying the Board of Trustees of the withdrawal or placement of the Securities and cash of the Company and a Company and a Fund with a Sub-Custodian and of any material changes in the Fund’s arrangements. Such reports shall include an analysis of the custody risks associated with maintaining assets with any Eligible Securities Depositories. The Custodian shall promptly take such steps as may be required to withdraw assets of the Company and a Fund from any

Sub-Custodian arrangement that has ceased to meet the requirements of Rule 17f-5 or Rule 17f-7 under the 1940 Act, as applicable.
(f)    With respect to its responsibilities under this Section 3.3, the Custodian hereby warrants to the Company that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Company and a Fund. The Custodian further warrants that the Fund's assets will be subject to reasonable care if maintained with a Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian's practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for the Company and a Fund assets; (iii) the Sub-Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants; and (iv) whether the Company and a Fund will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.
(g)    The Custodian shall establish a system or ensure that its Sub-Custodian has established a system to monitor on a continuing basis (i) the appropriateness of maintaining the Fund’s assets with a Sub-Custodian or Eligible Foreign Custodians who are members of a Sub-Custodian’s network; (ii) the performance of the contract governing the Fund’s arrangements with such Sub-Custodian or Eligible Foreign Custodian’s members of a Sub-Custodian’s network; and (iii) the custody risks of maintaining assets with an Eligible Securities Depository. The Custodian must promptly notify the Company or its investment adviser of any material change in these risks.
(h)    The Custodian shall use commercially reasonable efforts to collect all income and other payments with respect to Foreign Securities to which the Company and a Fund shall be entitled and shall credit such income, as collected, to the Company. In the event that extraordinary measures are required to collect such income, the Company and Custodian shall consult as to the measures and as to the compensation and expenses of the Custodian relating to such measures.
3.04    Delivery of Assets to Custodian. The Company shall deliver, or cause to be delivered, to the Custodian all of the Company’s and Fund's Securities, cash and other investment assets, including (i) all payments of income, payments of principal and capital distributions received by the Company and the Fund with respect to such Securities, cash or other assets owned by the Company and the Fund at any time during the period of this Agreement, and (ii) all cash received by the Company and the Fund for the issuance of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.
3.05    Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Company and the Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

(a)    The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.
(b)    Securities of the Company and a Fund kept in a Book-Entry System or Securities Depository shall be kept in an account (“Depository Account”) of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.
(c)    The records of the Custodian with respect to Securities of the Company and a Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to the Company and a Fund.
(d)    If Securities purchased by the Company and a Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Company and a Fund. If Securities sold by the Company and a Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Company and a Fund.
(e)    The Custodian shall provide the Company with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Company and a Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.
(f)    Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to the Company for any loss or damage to the Company and a Fund resulting from (i) the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of the Custodian or any Sub-Custodian, or (ii) failure of the Custodian or any Sub-Custodian to enforce such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Company shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Company and a Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Company and a Fund has not been made whole for any such loss or damage.
(g)    With respect to its responsibilities under this Section 3.05 and pursuant to Rule 17f4 under the 1940 Act, the Custodian hereby warrants to the Company that it agrees to (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets, (ii) provide, promptly upon request by the Company, such reports as are available concerning the Custodian’s internal accounting controls and financial strength, and (iii) require any Sub-Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.
3.06    Disbursement of Moneys from the Custody Account. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from the Company and a Fund Custody Account but only in the following cases:
(a)    For the purchase of Securities for the Company and a Fund but only in accordance with Section 4.01 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian) of such Securities registered as provided in Section 3.09 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.05 above; (ii) in the case of options on Securities, against delivery to the Custodian (or any Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or any Sub-Custodian) of evidence of title thereto in favor of the Company and a Fund or any nominee referred to in Section 3.09 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Company and a bank which is a member of the Federal Reserve System or between the Company and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities;
(b)    In connection with the conversion, exchange or surrender, as set forth in Section 3.07(f) below, of Securities owned by the Company and a Fund;
(c)    For the payment of any dividends or capital gain distributions declared by the Company and a Fund;
(d)    In payment of the redemption price of Shares as provided in Section 5.01 below;
(e)    For the payment of any expense or liability incurred by the Company and a Fund, including, but not limited to, the following payments for the account of the Company and a Fund: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Company and a Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;
(f)    For transfer in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Company and a Fund;
(g)    For transfer in accordance with the provisions of any agreement among the Company, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Company and a Fund;
(h)    For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and
(i)    For any other proper purpose, but only upon receipt of Proper Instructions, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.
3.07    Delivery of Securities from Custody Account. Upon receipt of Proper Instructions, the Custodian shall release and deliver, or cause the Sub-Custodian to release and deliver, Securities from the Company and a Fund Custody Account but only in the following cases:
(a)    Upon the sale of Securities for the account of the Company and a Fund but only against receipt of payment therefor in cash, by wire transfer of immediately available funds, by certified or cashier’s check or bank credit;
(b)    In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.05 above;
(c)    To an offeror’s depository agent in connection with tender or other similar offers for Securities of the Company and a Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;
(d)    To the issuer thereof or its agent (i) for transfer into the name of the Company and a Fund, the Custodian or any Sub-Custodian, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;
(e)    To the broker selling the Securities, for examination in accordance with the “street delivery” custom;
(f)    For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;
(g)    Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Company and a Fund;
(h)    In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;
(i)    For delivery in connection with any loans of Securities of the Company and a Fund, but only against receipt of such collateral as the Company shall have specified to the Custodian in Proper Instructions;
(j)    For delivery as security in connection with any borrowings by the Company and a Fund requiring a pledge of assets by the Company, but only against receipt by the Custodian of the amounts borrowed;
(k)    Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Company;
(l)    For delivery in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Company and a Fund;
(m)    For delivery in accordance with the provisions of any agreement among the Company, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Company and a Fund;
(n)    For any other proper corporate purpose, but only upon receipt of Proper Instructions, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made; or
(o)    To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct.
3.08    Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Company, the Custodian shall with respect to all Securities held for the Company and a Fund:

(a)    Subject to Section 9.04 below, collect on a timely basis all income and other payments to which the Company and a Fund is entitled either by law or pursuant to custom in the securities business;
(b)    Present for payment and, subject to Section 9.04 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;
(c)    Endorse for collection, in the name of the Company and a Fund, checks, drafts and other negotiable instruments;
(d)    Surrender interim receipts or Securities in temporary form for Securities in definitive form;
(e)    Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and the Company at such time, in such manner and containing such information as is prescribed by the IRS;
(f)    Hold for the Company and a Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar Securities issued with respect to Securities of the Company and a Fund; and
(g)    In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and other assets of the Company and a Fund.
(h)    Important information related to ADRs and Preferential Tax Treatment: With respect to any ADRs the Company and a Fund may purchase and own and which the Custodian custodies on the Company’s and the Funds behalf, the Company understands that the holding of American Depository Receipts (“ADRs”) may require the disclosure of the beneficial ownership information (Name, Address, TIN/SSN, Share amount) by the Custodian to vendors, sub-custodians, or local tax authorities in foreign jurisdictions to avoid tax penalties and to obtain the most preferential tax treatment for the Company and the Fund. The Company acknowledges and consents to any and all disclosures or releases of beneficial information, described above, by the Custodian to any third parties relating to ADRs and release, hold harmless, and indemnify the Custodian from any liability for doing so.
3.09    Registration and Transfer of Securities. All Securities held for the Company and a Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Company and a Fund may be registered in the name of the Company and a Fund, or the Custodian, a Sub-Custodian or any nominee thereof, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The records of the Custodian with respect to Foreign Securities of the Company and a Fund that are maintained with a Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers shall identify those securities as belonging to the Company and a Fund.

The Company shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Company and a Fund.
3.10    Records.
(a)    The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for the Company and a Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; (iii) canceled checks and bank records related thereto; and (iv) all records relating to its activities and obligations under this Agreement. The Custodian shall keep such other books and records of the Company and a Fund as the Company shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.
(b)    All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Company and in compliance with the rules and regulations of the SEC, (ii) be the property of the Company and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Company and employees or agents of the SEC, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rules 31a1 and 31a-2 under the 1940 Act.
3.11    Company and a Fund Reports by Custodian. The Custodian shall furnish the Company with a daily activity statement and a summary of all transfers to or from each Company and a Fund Custody Account on the day following such transfers. At least monthly, the Custodian shall furnish the Company with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the Company and a Fund under this Agreement.
3.12    Other Reports by Custodian. As the Company may reasonably request from time to time, the Custodian shall provide the Company with reports on the internal accounting controls and procedures for safeguarding Securities which are employed by the Custodian or any Sub-Custodian.
3.13    Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Company and a Fund to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Company such proxies, all proxy soliciting materials and all notices relating to such Securities. With respect to the foreign Securities, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Company acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Company to exercise shareholder rights.
3.14    Information on Corporate Actions. The Custodian shall promptly deliver to the Company all information received by the Custodian and pertaining to Securities being held by the Company and a Fund with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights. If the Company desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Company shall notify the Custodian at least three Business Days prior to the date on which the Custodian is to take such action. The Company will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least three Business Days prior to the beginning date of the tender period.
ARTICLE IV.
PURCHASE AND SALE OF INVESTMENTS OF THE FUND
4.01    Purchase of Securities. Promptly upon each purchase of Securities for the Company and a Fund, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement, (iv) the purchase price per unit, (v) the total amount payable upon such purchase, and (vi) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Company and a Fund pay out of the moneys held for the account of the Company and a Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Company and a Fund, if in the Company and a Fund Custody Account there is insufficient cash available to the Company and a Fund on the settlement date for which such purchase was made.
4.02    Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for the Company and a Fund is made by the Custodian in advance of receipt of the Securities purchased and in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Company and a Fund for such payment.
4.03    Sale of Securities. Promptly upon each sale of Securities by the Company and a Fund, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold, (iii) the date of sale and settlement, (iv) the sale price per unit, (v) the total amount payable upon such sale, and (vi) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Company and a Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver

Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.
4.04    Delivery of Securities Sold. Notwithstanding Section 4.03 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Company and a Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.
4.05    Payment for Securities Sold. In its sole discretion and from time to time, the Custodian may credit the Company and a Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Company and a Fund, and (iii) income from cash, Securities or other assets of the Company and a Fund. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Company and a Fund to use funds so credited to the Company and a Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Company and a Fund Custody Account.
4.06    Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Company to facilitate the settlement of a Fund's transactions in the Company and a Fund Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.
ARTICLE V.
REDEMPTION OF FUND SHARES
5.01    Transfer of Funds. From such funds as may be available for the purpose in the relevant Company and a Fund Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of the Company and a Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank or broker-dealer as the Company may designate.
5.02    No Duty Regarding Paying Banks. Once the Custodian has wired amounts to a bank or broker-dealer pursuant to Section 5.01 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or broker-dealer.

ARTICLE VI.
SEGREGATED ACCOUNTS
Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Company and a Fund or it’s counterparties as required under a master agreement, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account:
(a)    in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company and a Fund;
(b)    for purposes of segregating cash or Securities in connection with securities options purchased or written by the Company and a Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Company and a Fund;
(c)    which constitute collateral for loans of Securities made by the Company and a Fund;
(d)    for purposes of compliance by the Company and a Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, other securities lending and derivatives master agreements; and
(e)    for other proper corporate purposes, but only upon receipt of Proper Instructions, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.
Each segregated account established under this Article VI shall be established and maintained for the Company and a Fund only. All Proper Instructions relating to a segregated account shall specify the Company and a Fund.
ARTICLE VII.
COMPENSATION OF CUSTODIAN
7.01    Compensation. The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit D hereto (as amended from time to time). The Custodian shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Custodian in performing its duties hereunder. The Company shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Company shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if the Company is disputing any amounts in good faith. The Company shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Company is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Company to the Custodian shall only be paid out of the assets and property of the particular Company and a Fund involved.
7.02    Overdrafts. The Company is responsible for maintaining an appropriate level of short term cash investments to accommodate cash outflows. The Company may obtain a formal line of credit for potential overdrafts of its custody account. In the event of an overdraft or in the event the line of credit is insufficient to cover an overdraft, the overdraft amount or the overdraft amount that exceeds the line of credit will be charged in accordance with the fee schedule set forth on Exhibit D hereto (as amended from time to time)
ARTICLE VIII.
REPRESENTATIONS AND WARRANTIES
8.01    Representations and Warranties of the Company. The Company hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:
(a)    It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;
(b)    This Agreement has been duly authorized, executed and delivered by the Company in accordance with all requisite action and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and
(c)    It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.
8.02    Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to the Company, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:
(a)    It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)    It is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

(c)    This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(d)    It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.
ARTICLE IX.
CONCERNING THE CUSTODIAN
9.01    Standard of Care. The Custodian shall exercise reasonable care in the performance of its duties under this Agreement. The Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with its duties under this Agreement, except a loss arising out of or relating to the Custodian’s (or a Sub-Custodian’s) refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement) or from its (or a Sub-Custodian’s) bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Company of any action taken or omitted by the Custodian pursuant to advice of counsel. In the event of a mechanical breakdown or failure of communication or power supplies beyond its control (a “failure or delay”), the Custodian shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. In the event of a failure or delay the Custodian will make every best reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Custodian. The custodian agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. In the event of a failure or delay, the Custodian (i) shall not discriminate against the Company in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement, and (ii) shall use its reasonable best reasonable efforts to ameliorate the effects of any such failure or delay. Representatives of the Company shall be entitled to inspect the Custodians premises and operating capabilities at any time during regular business hours of the Custodian, upon reasonable notice to the Custodian. Moreover, the Custodian shall provide the Company, at such times as the Company may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of the Custodian relating to the services provided by the Custodian under this Agreement.

9.02    Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Company and a Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.
9.03    No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.
9.04    Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Company and a Fund if such Securities are in default or payment is not made after due demand or presentation.
9.05    Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Written Instructions actually received by it pursuant to this Agreement.
9.06    Cooperation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Company to keep the books of account of the Company and a Fund and/or compute the value of the assets of the Company and a Fund. The Custodian shall take all such reasonable actions as the Company may from time to time request to enable the Company to obtain, from year to year, favorable opinions from the Company's independent accountants with respect to the Custodian's activities hereunder in connection with (i) the preparation of the Company's reports on Form N1A and Form NSAR and any other reports required by the SEC, and (ii) the fulfillment by the Company of any other requirements of the SEC.
ARTICLE X.
INDEMNIFICATION
10.01    Indemnification by Company. The Company shall indemnify and hold harmless the Custodian, any Sub-Custodian and any nominee thereof (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys' fees) that an Indemnified Party may sustain or incur or that may be asserted against an Indemnified Party by any person arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Custodian or such Sub-Custodian (a) at the request or direction of or in reliance on the advice of the Company, or (b) upon Proper Instructions, or (iii) from the performance of its obligations under this Agreement or any sub-custody agreement, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising out of or relating to its refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Company, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the terms “Custodian” and “Sub-Custodian” shall include their respective directors, officers and employees.
10.02    Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Company from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Company may sustain or incur or that may be asserted against the Company by any person arising directly or indirectly out of any action taken or omitted to be taken by an Indemnified Party as a result of the Indemnified Party’s refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Company” shall include the Company’s trustees, officers and employees.
10.03    Security. If the Custodian advances cash or Securities to the Company and a Fund for any purpose, either at the Company's request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any claim, demand, loss, expense or liability (including reasonable attorneys' fees) (except such as may arise from its or its nominee's bad faith, negligence or willful misconduct), then, in any such event, any property at any time held for the account of the Company and a Fund shall be security therefore, and should the Company and a Fund fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of such Company and a Fund and to dispose of other assets of such Company and a Fund to the extent necessary to obtain reimbursement or indemnification.
10.04    Miscellaneous.
(a)    Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement.
(b)    The indemnity provisions of this Article shall indefinitely survive the termination and/or assignment of this Agreement.
(c)    In order that the indemnification provisions contained in this Article X shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Article X. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.
ARTICLE XI.
FORCE MAJEURE
Neither the Custodian nor the Company shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against the Company and a Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement, and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.
ARTICLE XII.
PROPRIETARY AND CONFIDENTIAL INFORMATION
12.01    The Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company, all records and other information relative to the Company and prior, present, or potential shareholders of the Company (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities although the Custodian will promptly report such disclosure to the Company if disclosure is permitted by applicable law and regulation, or (iii) when so requested in writing by the Company. Records and other information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents or representatives, and information that was already in the possession of the Custodian prior to receipt thereof from the Company or its agent, shall not be subject to this paragraph.
12.02    Further, the Custodian will adhere to the privacy policies adopted by the Company pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Custodian shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Company and its shareholders.
12.03    The Company agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Custodian, all non-public information relative to the Custodian (including, without limitation, information regarding the Custodian’s pricing, products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present or future research, development or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and not to use such information for any purpose other than in connection with the services provided under this Agreement, except (i) after prior notification to and approval in writing by the Custodian, which approval shall not be unreasonably withheld and may not be withheld where the Company may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Custodian. Information which has become known to the public through no wrongful act of the Company or any of its employees, agents or representatives, and information that was already in the possession of the Company prior to receipt thereof from the Custodian, shall not be subject to this paragraph.
12.04    Notwithstanding anything herein to the contrary, (i) the Company shall be permitted to disclose the identity of the Custodian as a service provider, redacted copies of this Agreement, and such other information as may be required in the Trust’s registration or offering documents, or as may otherwise be required by applicable law, rule, or regulation, and (ii) the Custodian shall be permitted to include the name of the Company in lists of representative clients in due diligence questionnaires, RFP responses, presentations, and other marketing and promotional purposes.
ARTICLE XIII.
EFFECTIVE PERIOD; TERMINATION
13.01    Effective Period. This Agreement shall become effective as of April 1, 2021 and will continue in effect for a period of three years.
13.02    Termination.
(a)    Following the initial term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement. For the avoidance of doubt, the termination of this Agreement by one Company shall only effect a termination as to the Agreement between that Company and the Custodian and shall not operate as a termination for any of the other Company unless accompanied by appropriate termination for such other Company. In addition, a termination by Custodian must specify which Company or Funds are subject to such termination.

(b)    Subject to Section 13.03, this Agreement may be terminated by either party (in whole or with respect to one or more Funds) upon giving 90 days’ prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties.
(c)    The Custodian may terminate this Agreement immediately (in whole or with respect to one or more Funds) if the continued service of such Funds or the Company would cause the Custodian or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory or judicial authority of competent jurisdiction, provided that in such event the Custodian shall, to the extent it is legally permitted and able to do so, provide reasonable assistance to transition such Funds or the Company to a successor service provider.
(d)    This Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.
(e)    The Company may, at any time, immediately terminate this Agreement in the event of the     appointment of a conservator or receiver for the Custodian by regulatory authorities or upon     the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.
13.03    Early Termination. In the absence of any material breach of this Agreement, should the Company elect to terminate this Agreement (in whole or with respect to one or more Funds) prior to the end of the then current term, the Company agrees to pay the following fees:
a) All monthly fees through the life of the Agreement, including the repayment of any negotiated discounts (provided that no such fees shall be paid with respect to any Company or a Fund following the liquidation of such Company or Fund);
b) All fees associated with converting services to a successor service provider;
c) All fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;
d) All reasonable miscellaneous costs associated with a-c above
13.04    Appointment of Successor Custodian. If a successor custodian shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Company and a Fund and held by the Custodian as custodian, and (ii) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Company and a Fund at the successor custodian, provided that the Company shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which the

Custodian has maintained the same, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian’s personnel in the establishment of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.
13.05    Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Company on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which bank or trust company (i) is a “bank” as defined in the 1940 Act, and (ii) has aggregate capital, surplus and undivided profits as shown on its most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Company and a Fund at such bank or trust company all Securities of the Company and a Fund held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. In addition, under these circumstances, all books, records and other data of the Company shall be returned to the Company.
ARTICLE XIV.

CLASS ACTIONS

The Custodian shall use its best efforts to identify and file claims for the Company and a Fund(s) involving any class action litigation that impacts any security the Company and a Fund(s) may have held during the class period. The Company agrees that the Custodian may file such claims on its behalf and understands that it may be waiving and/or releasing certain rights to make claims or otherwise pursue class action defendants who settle their claims. Further, the Company acknowledges that there is no guarantee these claims will result in any payment or partial payment of potential class action proceeds and that the timing of such payment, if any, is uncertain.

However, the Company may instruct the Custodian to distribute class action notices and other relevant documentation to the Company and a Fund(s) or its designee and, if it so elects, will relieve the Custodian from any and all liability and responsibility for filing class action claims on behalf of the Company and a Fund(s).

In the event the Company and a Fund(s) are closed, the Custodian shall only file the class action claims upon written instructions by an authorized representative of the closed Company and a Fund(s). Any expenses associated with such filing will be assessed against the proceeds received of any class action settlement.

ARTICLE XV.
MISCELLANEOUS
15.01     Compliance with Laws. The Company has and retains primary responsibility for all compliance matters relating to the Company and a Fund, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001 and the policies and limitations of the Company and a Fund relating to its portfolio investments as set forth in its Prospectus and statement of additional information. The Custodian’s services hereunder shall not relieve the Company of its responsibilities for assuring such compliance or the Board of Trustee’s oversight responsibility with respect thereto. The Company shall immediately notify the Custodian if there is a material change to the investment strategy of the Company or a Fund that deviates from the investment strategy set out in the current prospectus, or if it (or any Fund) becomes subject to any new law, rule, regulation, or order of a governmental or judicial authority of competent jurisdiction, that materially impacts the operations of the Company or any Fund or the services provided under this Agreement.
15.02 Amendment. This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and the Company, and authorized or approved by the Board of Trustees.
15.03     Assignment. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company without the written consent of the Custodian (such consent to not be unreasonably conditioned, delayed or withheld), or by the Custodian without the written consent of the Company (such consent to not be unreasonably conditioned, delayed or withheld) accompanied by the authorization or approval of the Board of Trustees. Notwithstanding the foregoing, in the event that the proposed successor and/or applicable assign of the Company is an affiliate of the Company and the Custodian has approved the proposed successor and/or assign under the Custodian’s internal KYC requirements, the written consent of the Custodian shall not be required in connection with the transfer of this Agreement to such proposed successor and/or assign.
15.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Minnesota, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.
15.05 No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.
15.06 Services Not Exclusive. Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

15.07    Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.
15.08 Notices. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:
Notice to the Custodian shall be sent to:
U.S Bank, N.A.
U.S. Bank Tower
425 Walnut Street, Cincinnati,
OH 45202 | CN-OH-W6TC
Attn: Global Fund Custody Support Services
Phone: 513.632.2443
Fax: 844.206.1025

and notice to the Company shall be sent to:

Angel Oak Advisors Capital, LLC
3344 Peachtree Road NE, Suite 1725
Atlanta, GA 30326
Attn: Erin Rogers
Email: ops@angeloakcapital.com

15.09 Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.
15.10 No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.
15.11 References to Custodian. The Company shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the Prospectus or statement of additional information for the Company and a Fund and such other printed matter as merely identifies Custodian as custodian for the Company and a Fund. The Company shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

EACH COMPANY LISTED ON EXHIBIT A		U.S. BANK NATIONAL ASSOCIATION

By:	Angel Oak Advisors Capital, LLC

By:	/s/ John Hsu	By:	/s/ Jeanine M. Bajczyk

Name:	John Hsu	Name:	Jeanine M. Bajczyk

Title:	Head of Treasury Strategies and Chief Risk Officer	Title:	Senior Vice President

EXHIBIT A

AUTHORIZED PERSONS

    Set forth below are the names and specimen signatures of the persons authorized by the Company to administer the Custody Accounts.

Name	Telephone/Fax Number	Signature
______________________
______________________
______________________
______________________
______________________

EXHIBIT B
to the Custody Agreement
List of Companies

Angel Oak Funds Trust, with the following series:
•Angel Oak Financials Income Fund
•Angel Oak Multi-Strategy Income Fund
•Angel Oak High Yield Opportunities Fund
•Angel Oak UltraShort Income Fund
•Angel Oak Core Impact Fund

Angel Oak Strategic Credit Fund
Angel Oak Dynamic Financial Strategies Income Term Trust
Angel Oak Financial Strategies Income Term Trust

EXHIBIT C

List of superseded and replaced custody agreements

Custody Agreement, dated October 16, 2014 by and between Angel Oak Funds Trust and U.S. Bank National Association

Custody Agreement, dated November 9, 2017 by and between Angel Oak Strategic Credit Fund and U.S. Bank National Association

Custody Agreement, dated April, 29, 2020 by and between Angel Oak Dynamic Financial Strategies Income Term Trust and U.S. Bank National Association

Custody Agreement, dated August 1, 2018 by and between Angel Oak Financial Strategies Income Term Trust and U.S. Bank National Association

EXHIBIT D
to the Custody Agreement

Custody Services Fee Schedule – April 1, 2021
Annual Fee (based upon Average Daily Market Value per Fund of all long securities and cash for all fund portfolios in complex)
[ ] basis point on the first $5 billion
[ ] basis point on the balance

Plus portfolio transaction fees

Portfolio Transaction Fees
•$[ ]    – Book entry, DTC transaction, Federal Reserve transaction, principal paydown
•$[ ]    – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$[ ]    – Option/SWAPS/future contract written, exercised or expired
•$[ ]    – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$[ ]    – Physical security transaction
•$[ ]    – Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$[ ] – per Sub Advisor
•$[ ] -- Segregated custody account
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

EXHIBIT D (continued)
Additional Global Sub-Custodial Services Annual Fee Schedule

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	[ ]	$[ ]	Guinea Bissau	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Hong Kong	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Hungary	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Iceland	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	India	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Indonesia	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Benin	All	[ ]	$[ ]	Ireland	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Israel	All	[ ]	$[ ]	Russia	Equities	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Italy	All	[ ]	$[ ]	Senegal	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Ivory Coast	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Japan	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Burkina Faso	All	[ ]	$[ ]	Jordan	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Kazakhstan	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Kenya	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Kuwait	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Latvia	Equities	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
China	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Colombia	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Cyprus	All	[ ]	$[ ]	Mali	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]	Togo	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Euromarkets**	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
France	All	[ ]	$[ ]	Niger	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]	Vietnam	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]	Zimbabwe	All	[ ]	$[ ]
Safekeeping and transaction fees are assessed on security and currency transactions.
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
** Tiered by market value: <$5 billion; [ ]bp, >$5 billion and <$10 billion: [ ]bps; >$10 billion: [ ]bps.
** Euromarkets – Non-Eurobonds: Surcharges vary by local market.

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
▪1–25 foreign securities: $[ ]; 26–50 foreign securities: $[ ]; Over 50 foreign securities: $[ ]
▪Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third-party depository or settlement system, will be subject to a surcharge.
▪For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses
▪Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[ ] per claim.
▪Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪SWIFT reporting and message fees

EXHIBIT E

SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

EACH COMPANY LISTED IN EXHIBIT B

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your “yes” or “no” to disclosure will apply to all securities U.S. Bank holds for you now and in the future, unless you change your mind and notify us in writing. A “no” election may prevent Custodian from obtaining, on your behalf, the most favorable tax rate for American Depository Receipts (ADRs) held in your account.

___X__ YES	U.S. Bank is authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Company.

______ NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Company.

By: Angel Oak Advisors Capital, LLC

By: ____________________________

Name:

Title:

Date: